[EXECUTION COPY]

SEVENTH AMENDMENT

This SEVENTH AMENDMENT dated as of May 21, 2010 (this “Seventh Amendment”), is between RZB FINANCE LLC (the “Lender”) and Regional Enterprises, Inc., a Virginia corporation (as successor by assumption of obligations to Rio Vista Energy Partners L.P., the “Borrower”).

W I T N E S S E T H:

WHEREAS, Lender  and the Borrower are parties to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”; capitalized terms used herein having the meanings given thereto in the Loan Agreement unless otherwise defined herein);

WHEREAS, the Borrower has requested the Lender to agree to certain amendments to the Loan Agreement; and

WHEREAS, the Lender is willing to agree to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendments.

The Loan Agreement is hereby amended, effective on the Effective Date referred to in Section 2 hereof, as follows:

(a)	Subsection 1.1 is amended as follows:

(i)	The definition of “Maturity Date” is amended and restated in its entirety as follows:

““Maturity Date” means May 31, 2014.”

(ii)	The definitions of “Excess Cash Distribution Date” and “Excess Cash Payment” are deleted.

(b)	Subsection 2.4(B) is amended and restated in its entirety as follows:

“(B)  Repayments.  The outstanding principal amount of the Loans as of May 21, 2010, which is $3,770,000, shall be repaid by the Borrower on the last Business Day of each month in the amounts and on the dates as follows:

Last Business Day of Each Month During the Following Periods	Monthly Principal Amount
May 2010 through and including April 2011	$50,000

May 2011 through and including April 2012	$70,000

May 2012 through and including April 2013	$90,000

May 2013 through and including April 2014	$100,000

In addition, the Borrower shall repay the Loans in a principal amount equal to $50,000 on the Maturity Date and, without limiting the foregoing, the entire remaining outstanding principal balance of the Loans shall be paid in full no later than the Maturity Date.

(c)	Subsection 5.1(A) is amended and restated in its entirety as follows:

“(A)    Year-End Financials.  As soon as available, and in any event not later than ninety (90) days after the end of each Fiscal Year (but in respect of the Fiscal Year ended December 31, 2009, no later than September 30, 2010), Borrower will deliver:  (1) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and cash flows for such Fiscal Year; and (2) a report with respect to the consolidated financial statements from a firm of independent certified public accountants selected by Borrower acceptable to Lender, which report shall be unqualified and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP and (b) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.”

(d)	Subsection 5.3 is amended and restated in its entirety as follows:

“5.3    Inspection.  Borrower shall permit Lender and any authorized representatives designated by Lender (at Borrower’s sole cost and expense) to visit, inspect and make or cause to be made audits of any of the properties of Borrower or any of its Subsidiaries, including their financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, during normal business hours, at least once per calendar quarter and at such other times as often as may be reasonably requested by Lender, provided, that, unless an Event of Default shall have occurred and be continuing, Lender shall notify Borrower not later than the Business Day preceding the date of any such visit, inspection or audit.”

(e)	New Subsection 5.16 is inserted after Subsection 5.15 as follows:

“5.16    Weekly Cash Flow Projections.  Borrower shall deliver to Lender on the first Business Day of each week a cash flow projection for such week, substantially in the form of Exhibit B hereto (and otherwise in form and substance acceptable to the Lender in its sole discretion), certified as true and correct by the chief financial officer of the Borrower.”

(f)	Subsection 6.5 is amended and restated in its entirety as follows:

“6.5    Restricted Junior Payments.  Directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.”

(g)	Subsection 7.1(C) is amended and restated in its entirety as follows:

“(C)           Breach of Certain Provisions.  Failure of any Loan Party to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.4, 5.5, 5.6(A), 5.12, 5.14 or 5.16 or Section 6; or”

(h)	Subsection 7.1(F) is amended and restated in its entirety as follows:

(F)    Change in Control; Change in Management.  (i)  RVEP ceases to own and control directly 100% of the capital stock of the Borrower, or Rio Vista GP, LLC ceases to be the sole general partner of RVEP, or POC ceases to own and control directly or indirectly, at least 50% of the membership interests of Rio Vista GP, LLC; provided that, RVEP, the Borrower and their Affiliates are free to explore change in control transactions and Lender shall use reasonable efforts to cooperate with such efforts of RVEP and the Borrower (at the sole cost and expense of the Borrower) so long as such transaction contemplates that the Loans will be repaid in full and all other Obligations will be repaid and satisfied in full as a condition precedent to the closing of such transaction; or

(ii)  Any of Daniel Matthews, LaDonna Webber, Sean Daily, Diane Lenehan, James Cummings, Jr., or Joseph B Siltz shall cease for any reason whatsoever, including without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Lender) to be, and continuously perform the duties of, Vice President and General Manager, Sales and Marketing Manager, Terminal Manager, Controller, Safety Manager, or Transportation Manager, respectively, of the Borrower or, if such cessation shall occur as a result of death or such disability, no successor satisfactory to the Lender, in its reasonable discretion, shall have become and shall have commenced to perform the duties of Vice President and General Manager, Sales and Marketing Manager, Terminal Manager, Controller, Safety Manager, or Transportation Manager, as applicable, of the Borrower within thirty (30) days after such cessation, provided, however, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of the applicable person in this clause (ii); or”

(i)	New Exhibit B to the Loan Agreement is inserted after Exhibit A to the Loan Agreement, in the form attached hereto as Exhibit B.

Section 2.    Effectiveness.

This Seventh Amendment shall become effective on the date (the “Effective Date”) on which Lender shall have received:

(a)           this Seventh Amendment duly executed by the Borrower and the Lender;

(b)           a Consent, duly executed by RVEP, substantially in the form of Exhibit A hereto;

(c)           an amendment to the Mortgage, Deed of Trust and Security Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time) duly executed and delivered by Regional, in form and substance acceptable to Lender in its sole discretion, and recorded in the appropriate recording office;

(d)           an endorsement (in form and substance acceptable to the Lender in its sole discretion) to the title policy issued to the Lender in connection with the Mortgage;

(e)           (i)           payment of all of Lender’s out of pocket costs and expenses; and

(ii)           payment to the Lender of all accrued and unpaid interest and fees owing under the Loan Agreement immediately prior to giving effect to this Seventh Amendment;

(f)           the consolidated and consolidating balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries as at the end of and for the month ended March 31, 2010, in reasonable detail and certified by the chief financial officer (or other officer acceptable to Lender in its sole discretion) of the Borrower to the effect that such information is true and complete and fairly presents the results of operations and financial condition (in accordance with GAAP) of the Borrower and its Subsidiaries as at and for the month ended March 31, 2010;

(g)           a calculation of Net Worth of the Borrower as of April 28, 2010, with supporting written detail in form and substance acceptable to Lender in its sole discretion, showing Net Worth plus Subordinated Debt of the Borrower as of such date (on a consolidated basis) of not less than $2,600,000, certified as true and correct by the chief financial officer of the Borrower;

(h)           a cash flow projection for the period from the date hereof through and including the date that is five Business Days after the date hereof, substantially in the form of Exhibit B hereto (and otherwise in form and substance acceptable to the Lender in its sole discretion), certified as true and correct by the chief financial officer of the Borrower;

(i)           an opinion of counsel to the Borrower and RVEP in form and substance acceptable to the Lender in its sole discretion; and

(j)           such corporate, partnership or other authorization documents of RVEP and the Borrower, as required by Lender.

Section 6.    Effect of Amendment; Ratification; Representations; etc.

(a)           On and after the date hereof, when counterparts of this Seventh Amendment shall have been executed by all parties hereto,  this Seventh Amendment shall be a part of the Loan Agreement,  all references to the Loan Agreement in the Loan Agreement and the other Loan Documents shall be deemed to refer to the Loan Agreement as amended by this Seventh Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Loan Agreement, shall mean the Loan Agreement as amended hereby.

(b)           Except as expressly set forth herein, this Seventh Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Loan Agreement, as amended hereby, and the Loan Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c)           In order to induce Lender to enter into this Seventh Amendment, the Borrower represents and warrants to Lender that before and after giving effect to the execution and delivery of this Seventh Amendment:

(i)	the representations and warranties of the Borrower set forth in the Loan Agreement and in the other Loan Documents are true and correct as if made on the date hereof; and

(ii)	no Default or Event of Default has occurred and is continuing.

(d)           The Borrower hereby represents and warrants to Lender that:

(i)           as of the date hereof, the principal amount outstanding of the Loan is $3,770,000;

(ii)           interest and fees have accrued thereon as provided in the Loan Agreement; and

(iii)           the obligation of the Borrower to repay the Loan and the other Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment of the Obligations.

(e)           The Borrower hereby agrees and acknowledges that in accordance with Section 1(g) of the Third Amendment to Loan Agreement dated as of January 27, 2009 between the Borrower and the Lender, notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, no Loans shall be LIBOR Loans and Loans shall not be converted into LIBOR Loans under any circumstances.

(f)           This Seventh Amendment is a Loan Document.

Section 7.     Release; Covenant not to Sue.

(a)EACH OF THE BORROWER AND RVEP (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) HEREBY REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY SUCH DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS THAT CAN BE ASSERTED (I) TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE OBLIGATIONS OR (II) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER OR ANY OF ITS PREDECESSORS, SUCCESSORS AND ASSIGNS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY WITH THE LENDER, THE “RELEASED PARTIES”).  EACH OF THE BORROWER AND RVEP HEREBY UNCONDITIONALLY AND IRREVOCABLY, VOLUNTARILY AND KNOWINGLY WAIVES, REMISES, ACQUITS,  AND FULLY AND FOREVER RELEASES AND DISCHARGES THE RELEASED PARTIES FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS SEVENTH AMENDMENT IS EXECUTED, WHICH THE BORROWER OR RVEP MAY NOW OR HEREAFTER HAVE AGAINST ANY OF THE RELEASED PARTIES (COLLECTIVELY, THE “RELEASED CLAIMS”) AND IRRESPECTIVE OF WHETHER ANY SUCH RELEASED CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS SEVENTH AMENDMENT.

(b)           EACH OF THE BORROWER AND RVEP AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE RELEASED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS SEVENTH AMENDMENT AND WERE IN ANY MANNER RELATED TO ANY OF THE LOAN DOCUMENTS.

Section 8.    New York Law.

This Seventh Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to New York conflicts of laws principles.

Section 9.    Severability.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 10.    Counterparts.

This Seventh Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.  Signatures of the parties may appear on separate counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the day and year first above written.

REGIONAL ENTERPRISES, INC. By:___________________ Name: Ian Bothwell Title:	RZB FINANCE LLC By:___________________ Name: Title: By: ___________________ Name: Title: